                                                 ASSET PURCHASE AGREEMENT

                                               Dated as of February 12, 2002

                                                           Among

                                                  EMMIS RADIO CORPORATION

                                              EMMIS RADIO LICENSE CORPORATION

                                                            and

                                          ENTRAVISION COMMUNICATIONS CORPORATION

                                                   RADIO STATION KXPK-FM

                                                             i
                                                     TABLE OF CONTENTS
                                                                                                                       PAGE
                                                                                                                       ----

ARTICLE I DEFINITIONS.............................................................................................1

     Section 1.1. Definitions.....................................................................................1
                 ------------

ARTICLE II PURCHASE AND SALE OF PURCHASED ASSETS..................................................................5

     Section 2.1. Purchase and Sale of Purchased Assets...........................................................5
                 --------------------------------------
     Section 2.2. Excluded Assets.................................................................................7
                 ----------------
     Section 2.3. Assumption of Liabilities.......................................................................8
                 --------------------------
     Section 2.4. Closing Date....................................................................................9
                 -------------
     Section 2.5. Purchase Price..................................................................................9
                 ---------------
     Section 2.6. Payment of Purchase Price.......................................................................9
                 --------------------------
     Section 2.7. Closing Date Deliveries........................................................................10
                 ------------------------
     Section 2.8. Further Assurances.............................................................................10
                 -------------------
     Section 2.9. Allocation.....................................................................................11
                 -----------
     Section 2.10. Prorations and Adjustments....................................................................11
                  ---------------------------
     Section 2.11. Earnest Money.................................................................................13
                  --------------

ARTICLE III REPRESENTATIONS AND WARRANTIES  OF  THE EMMIS ENTITIES...............................................13

     Section 3.1. Organization...................................................................................14
                 -------------
     Section 3.2. Subsidiaries and Investments...................................................................14
                 -----------------------------
     Section 3.3. Authority of the Emmis Entities................................................................14
                 --------------------------------
     Section 3.4. Financial Statements...........................................................................15
                 ---------------------
     Section 3.5. Operations Since Balance Sheet Date............................................................15
                 ------------------------------------
     Section 3.6. No Undisclosed Liabilities.....................................................................16
                 ---------------------------
     Section 3.7. Taxes..........................................................................................16
                 ------
     Section 3.8. Availability of Assets and Legality of Use.....................................................16
                 -------------------------------------------
     Section 3.9. Governmental Permits...........................................................................17
                 ---------------------
     Section 3.10. Real Property; Real Property Leases...........................................................17
                  ------------------------------------
     Section 3.11. Personal Property.............................................................................18
                  ------------------
     Section 3.12. Personal Property Leases......................................................................18
                  -------------------------
     Section 3.13. Intellectual Property.........................................................................18
                  ----------------------
     Section 3.14. [Intentionally Omitted].......................................................................18
                  ------------------------
     Section 3.15. Title to Purchased Assets.....................................................................18
                  --------------------------
     Section 3.16. Employees.....................................................................................19
                  ----------
     Section 3.17. Employee Relations............................................................................19
                  -------------------
     Section 3.18. Contracts.....................................................................................19
                  ----------
     Section 3.19. Status of Contracts...........................................................................20
                  --------------------
     Section 3.20. No Violation, Litigation or Regulatory Action.................................................21
                  ----------------------------------------------
     Section 3.21. Insurance.....................................................................................21
                  ----------
     Section 3.22. Employee Plans; ERISA.........................................................................21
                  ----------------------
     Section 3.23. Environmental Protection......................................................................22
                  -------------------------
     Section 3.24. No Finder.....................................................................................23
                  ----------

ARTICLE IV REPRESENTATIONS AND WARRANTIES  OF BUYER..............................................................23

     Section 4.1. Organization...................................................................................23
                 -------------
     Section 4.2. Authority of Buyer.............................................................................23
                 -------------------
     Section 4.3. Litigation.....................................................................................24
                 -----------
     Section 4.4. No Finder......................................................................................24
                 ----------
     Section 4.5. Qualifications as FCC Licensee.................................................................24
                 -------------------------------
     Section 4.6. Adequacy of Financing..........................................................................25
                 ----------------------

ARTICLE V ACTION PRIOR TO THE CLOSING DATE.......................................................................25

     Section 5.1. Investigation of the Business..................................................................25
                 ------------------------------
     Section 5.2. Preserve Accuracy of Representations and Warranties............................................25
                 ----------------------------------------------------
     Section 5.3. FCC Consent; HSR Act Approval; Other Consents and Approvals....................................25
                 ------------------------------------------------------------
     Section 5.4. Operations of the Station Prior to the Closing Date............................................26
                 ----------------------------------------------------
     Section 5.5. Public Announcement............................................................................26
                 --------------------
     Section 5.6. Interim Financial Statements...................................................................27
                 -----------------------------

ARTICLE VI ADDITIONAL AGREEMENTS.................................................................................27

     Section 6.1. Taxes; Sales, Use and Transfer Taxes...........................................................27
                 -------------------------------------
     Section 6.2. Employees; Employee Benefit Plans..............................................................27
                 ----------------------------------
     Section 6.3. Control of Operations Prior to Closing Date....................................................28
                 --------------------------------------------

ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS  OF THE EMMIS ENTITIES...........................................29

     Section 7.1. No Misrepresentation or Breach of Covenants and Warranties.....................................29
                 -----------------------------------------------------------
     Section 7.2. No Restraint or Litigation.....................................................................29
                 ---------------------------
     Section 7.3. FCC Consent....................................................................................29
                 ------------

ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER........................................................30

     Section 8.1. No Misrepresentation or Breach of Covenants and Warranties.....................................30
                 -----------------------------------------------------------
     Section 8.2. No Restraint or Litigation.....................................................................30
                 ---------------------------
     Section 8.3. FCC Consent....................................................................................30
                 ------------

ARTICLE IX INDEMNIFICATION.......................................................................................31

     Section 9.1. Indemnification by the Emmis Entities..........................................................31
                 --------------------------------------
     Section 9.2. Indemnification by Buyer.......................................................................32
                 -------------------------
     Section 9.3. Notice of Claims...............................................................................32
                 -----------------
     Section 9.4. Third Person Claims............................................................................33
                 --------------------
     Section 9.5. Limitations....................................................................................34
                 ------------
     Section 9.6. Mitigation.....................................................................................34
                 -----------

ARTICLE X TERMINATION............................................................................................34

     Section 10.1. Termination...................................................................................34
                  ------------
     Section 10.2. Earnest Money; Liquidated Damages.............................................................35
                  ----------------------------------
     Section 10.3. Termination Notice............................................................................36

ARTICLE XI GENERAL PROVISIONS....................................................................................36

     Section 11.1. Survival of Representations, Warranties and Obligations.......................................36
                  --------------------------------------------------------
     Section 11.2. Confidential Nature of Information............................................................36
                  -----------------------------------
     Section 11.3. Governing Law.................................................................................36
                  --------------
     Section 11.4. Notices.......................................................................................36
                  --------
     Section 11.5. Successors and Assigns........................................................................37
                  -----------------------
     Section 11.6. Access to Records after Closing...............................................................38
                  --------------------------------
     Section 11.7. Entire Agreement; Amendments..................................................................38
                  -----------------------------
     Section 11.8. Interpretation................................................................................38
                  ---------------
     Section 11.9. Waivers.......................................................................................38
                  --------
     Section 11.10. Expenses.....................................................................................39
                   ---------
     Section 11.11. Partial Invalidity...........................................................................39
                   -------------------
     Section 11.12. Execution in Counterparts....................................................................39
                   --------------------------
     Section 11.13. Disclaimer of Warranties.....................................................................39
                   -------------------------
     Section 11.14. Risk of Loss; Damage to Facilities...........................................................40
                   -----------------------------------

                                                        ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT, dated as of February 12, 2002 (this “Agreement”), among Emmis Radio
Corporation, an Indiana corporation (“Emmis Radio”), and Emmis Radio License Corporation, a California corporation
(“Emmis License” and together with Emmis Radio, the “Emmis Entities”), and Entravision Communications Corporation, a
-
Delaware corporation (“Buyer”).

                                                   W I T N E S S E T H :

                  WHEREAS, Emmis Radio is engaged in the business of owning and operating Radio Broadcast Station KXPK-FM licensed to Evergreen, Colorado (the “Station”);

                  WHEREAS, Emmis License holds the broadcast licenses used in the operation of the Station; and

                  WHEREAS, the Emmis Entities desire to sell to Buyer, and Buyer desires to purchase from the Emmis
Entities, certain of the assets and properties relating to the Station, all on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed among the Emmis Entities and Buyer as follows:

ARTICLE I.........

                                                        DEFINITIONS

Section 1.1.  ....Definitions.  As used in this Agreement, the following terms have the meanings specified or referred to
                  -----------
in this Section 1.1:
        -----------

                  “Affected Employees” has the meaning specified in Section 6.2(a).

                  “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

                  “Appraisal Firm” means BIA Consulting, Inc.

                  “Asset Allocation” has the meaning specified in Section 2.9.

                  “Assumed Liabilities” has the meaning specified in Section 2.3(a).

                  “Balance Sheet” has the meaning specified in Section 3.4.

                  “Balance Sheet Date” has the meaning specified in Section 3.4.

                  “Business” means the business of the Station.

                  “Buyer” has the meaning specified in the introductory paragraph hereof.

                  “Buyer Ancillary Agreements” has the meaning specified in Section 4.2(a).

                  “Buyer Group Member” means Buyer, its Affiliates, directors, officers, employees and agents and their respective successors and assigns.

                  “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§
9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

                  “Claim Notice” has the meaning specified in Section 9.3(a).

                  “Closing” has the meaning specified in Section 2.4.

                  “Closing Date” has the meaning specified in Section 2.4.

                  “Closing Date Adjustments” has the meaning specified in Section 2.10(a).

                   “Code” means the Internal Revenue Code of 1986, as amended.

                  “Communications Act” means the Communications Act of 1934, as amended.

                  “Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

                  “Earnest Money” means the amount deposited with the Escrow Agent under the Escrow Agreement pursuant to
Section 2.11(a), but excluding the interest and other earnings thereon.
---------------

                  “Emmis Entities” has the meaning specified in the introductory paragraph hereof.

                  “Emmis Entities Ancillary Agreements” has the meaning specified in Section 3.3.

                  “Emmis Denver FCC Authorizations” means the broadcast licenses issued by the FCC to Emmis License for the operation of the Station.

                   “Emmis Group Member” means each Emmis Entity and its Affiliates, directors, officers, employees and agents and its respective successors and assigns.

                  “Emmis License” has the meaning specified in the introductory paragraph hereof.

                  “Emmis Radio” has the meaning specified in the introductory paragraph hereof.

                  “Employee Plans” has the meaning specified in Section 3.22(a).

                  “Encumbrance” means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind.

                  “Environmental Encumbrance” means an Encumbrance in favor of any Governmental Body for (a) any liability under any Environmental Law, or (b) damages arising from, or costs incurred by such Governmental Body in response to, a
Release or threatened Release of a Contaminant into the environment.

                  “Environmental Law” means all Requirements of Laws derived from or relating to all federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to
CERCLA, OSHA and RCRA and any state equivalent thereof.

                  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

                  “Escrow Agent” means Bank One Trust Company, National Association.

                  “Escrow Agreement” means the standard form of escrow agreement currently used by the Escrow Agent when acting as the escrow agent for a monetary deposit, with such changes as are reasonably requested by either the Emmis
Entities or Buyer, as executed and delivered by the Emmis Entities, Buyer and the Escrow Agent contemporaneously with the execution and delivery of this Agreement.

                  “Excluded Assets” has the meaning specified in Section 2.2.

                  “Excluded Liabilities” has the meaning specified in Section 2.3(b).

                   “Expense” means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

                  “FCC” means the Federal Communications Commission.

                  “FCC Consent” means action by the FCC granting its consent to the assignment to Buyer (or Affiliates of
Buyer) of the Emmis Denver FCC Authorizations as contemplated by this Agreement pursuant to appropriate applications filed by the parties with the FCC.

                  “GAAP” means generally accepted accounting principles in the United States on the date of this Agreement.

                  “Governmental Body” means any foreign, federal, state, local or other governmental authority or regulatory body.

                  “Governmental Permits” has the meaning specified in Section 3.9(a).

                  “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  “Indemnified Party” has the meaning specified in Section 9.3(a).

                  “Indemnitor” has the meaning specified in Section 9.3(a).

                  “Knowledge of the Emmis Entities” means, as to a particular matter, the actual knowledge of the
Chairman, Chief Executive Officer, President, Chief Financial Officer, General Counsel, Secretary and Human Resources
Director of each Emmis Entity, and the General Manager and General Sales Manager of the Station.

                  “Knowledge of Buyer” means, as to a particular matter, the actual knowledge of the following persons:
the Chairman and Chief Executive Officer of Buyer, the President of Buyer, the Chief Financial Officer of Buyer, the
Treasurer of Buyer, the Chief Human Resources Officer of Buyer, the General Counsel of Buyer and the Controller of Buyer.

                   “Liability(ies)” means any and all claims, debts, liabilities, obligations and commitments of any nature whatsoever, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, whenever or however arising (including those arising out of any contract or tort, whether based o negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

                  “Loss” means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

                  “Material Adverse Effect” means a material adverse effect on the assets, results of operations or financial condition of the Station, other than changes (a) relating to generally applicable economic conditions or the radio broadcasting industry in general, (b) resulting from the announcement by the Emmis Entities of the intention to sell the Purchased Assets or the Business or (c) resulting from the execution of this Agreement (including the identity of Buyer) or the consummation of the transactions contemplated hereby.

                  “OSHA” means the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq., any amendment thereto, any successor statute, and any regulations promulgated thereunder.

                  “Other Station” means radio station KALC-FM, Denver, Colorado.

                  “Permitted Encumbrance” means (a) liens for Taxes, assessments or other governmental charges which are not yet due and payable, (b) easements, servitudes, rights-of-way, covenants, consents, conditions, reservations, encroachments, minor defects or irregularities in title, variations and other restrictions affecting the use of any Real
Property which in the aggregate do not materially impair the use of the Purchased Assets for the purposes for which they are or may reasonably be expected to be held and (c) the leases set forth in Schedule 3.12 or Schedule 3.18 and licenses
                                                                             -------------    -------------
set forth in Schedule 3.13.
             -------------

                  “Person” means any person, employee, individual, corporation, limited liability company, partnership, trust, or any other non-governmental entity or any governmental or regulatory authority or body.

                  “Purchased Assets” has the meaning specified in Section 2.1.

                  “Purchase Price” has the meaning specified in Section 2.5.

                  “RCRA” means the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., and any successor statute, and any regulations promulgated thereunder.

                  “Real Property” has the meaning specified in Section 3.10.

                  “Real Property Leases” has the meaning specified in Section 3.10.

                  “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

                  “Remedial Action” means actions required to (a) clean up, remove, treat or in any other way address
Contaminants in the indoor or outdoor environment; (b) prevent the Release or threatened Release or minimize the further
Release of Contaminants or (c) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

                  “Requirements of Law” means any foreign, federal, state or local law, rule or regulation, Governmental
Permit or other binding determination of any Governmental Body.

                  “Station” has the meaning specified in the first recital hereof.

                  “Station Agreements” has the meaning specified in Section 2.1(f).

                  “Tax” means any federal, state, local or foreign net income, alternative or add-on minimum, gross income, gross receipts, property, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, or any other tax custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

                   “Trade Agreements” shall mean contracts for the sale of time on the Station in exchange for merchandise or services used or useful for the benefit of the Station.

ARTICLE II

                                           PURCHASE AND SALE OF PURCHASED ASSETS

Section 2.1.      Purchase and Sale of Purchased Assets.  Upon the terms and subject to the conditions of this Agreement,
                  -------------------------------------
on the Closing Date, the Emmis Entities shall sell, transfer, assign, convey and deliver to Buyer and the Buyer shall purchase from the Emmis Entities, free and clear of all Encumbrances (except for Permitted Encumbrances), the following assets and properties (excepting only the Excluded Assets) owned or held by the Emmis Entities and used principally in the operation of the Station as the same shall exist on the Closing Date (herein collectively referred to as the
“Purchased Assets”):

(a)      The Emmis Denver FCC Authorizations and all other assignable Governmental Permits principally used in the operation of the Station that are listed in Schedule 3.9(a);
                                            ---------------

(b)      The Real Property Leases and any option, right or contract to purchase real property described in Schedule 3.10;
                                                                                                           -------------

(c)      All machinery, equipment (including computers and office equipment), auxiliary and translator facilities, transmitting towers, transmitters, broadcast equipment, antennae, supplies, inventory (including all programs, records, tapes, recordings, compact discs, cassettes, spare parts and equipment), advertising and promotional materials, engineering plans, records and data, vehicles, furniture and other personal property owned by the Emmis Entities and principally used in the operation of the Station, including, without limitation, the items listed or referred to in
Schedule 3.11, but excluding any such property disposed of by an Emmis Entity in compliance with this Agreement;
-------------

(d)      The personal property leases and the personal property leased thereunder listed in Schedule 3.12;
                                                                                            -------------

(e)      The trademarks, trade names (including the right to use the trade name “KXPK”), service marks and copyrights (and all goodwill associated therewith), registered or unregistered, owned by the Emmis Entities and used principally in the operation of the Station, and the applications for registration thereof and the patents and applications therefor and the licenses relating to any of the foregoing including, without limitation, the items listed in Schedule 3.13(a);
                                                                                             ----------------

(f)      The contracts, agreements, leases, licenses, commitments or other understandings listed or described in Schedules
                                                                                                                 ----------
3.10, 3.12, 3.13 and 3.18 and not designated on such Schedule as a “Contract Not Assumed” (collectively, the “Station
----  ----  ----     ----
Agreements”);

(g)      All advertising customer lists, mailing lists, processes, trade secrets, know-how and other proprietary or confidential information exclusively used in or relating to the Business;

(h)      All rights, claims or causes of action of the Emmis Entities against third parties arising under warranties from manufacturers, vendors and others in connection with the Purchased Assets;

(i)      All prepaid rentals and other prepaid expenses (except for prepaid insurance) arising from payments made by either Emmis Entity in the ordinary course of the operation of the Business prior to the Closing Date for goods or services to the extent such goods or services are to be used in the operation of the Station but have not been received at the Closing Date;

                  (j)      All jingles, slogans, commercials and other promotional materials principally used in the operation of the Station;

(k)      All books and records (including all computer programs used primarily in connection with the operation of the
Business or the Station) of the Emmis Entities relating to the assets, properties, business and operations of the
Business or the Station including, without limitation, all files, logs, programming information and studies, technical information and engineering data, news and advertising studies or consulting reports and sales correspondence, but excluding any books and records (including computer programs) that do not relate principally to the Business or the
Station; and

(l)      All other assets or properties not referred to above which are reflected on the Balance Sheet or acquired by either Emmis Entity in the ordinary course of the Business after the Balance Sheet Date but prior to Closing for use principally in the operation of the Station, except (i) any such assets or properties disposed of after the Balance Sheet
Date in the ordinary course of the Business and (ii) Excluded Assets.

Section 2.2.      Excluded Assets.  Notwithstanding the foregoing, the Purchased Assets (including, but not limited to,
                  ---------------
the Station Agreements) shall not include the following (herein referred to as the “Excluded Assets”):

(a)      All cash and cash equivalents (including any marketable securities or certificates of deposit) of the Emmis
Entities;

(b)      All claims, rights and interests of the Emmis Entities in and to any refunds for federal, state or local franchise, income or other Taxes or fees of any nature whatsoever for periods prior to the Closing Date;

(c)      Any rights, claims or causes of action of the Emmis Entities against third parties relating to the assets, properties, business or operations of the Business arising out of transactions occurring prior to the Closing Date, except to the extent and only to the extent any such claims relate to the Purchased Assets;

(d)      All bonds held, contracts or policies of insurance and prepaid insurance with respect to such contracts or policies;

(e)      Each Emmis Entity’s corporate seal, corporate minute books, stock record books, corporate records relating to incorporation, corporate Tax returns and related documents and supporting work papers and any other records and returns relating to Taxes, assessments and similar governmental levies (other than real and personal property Taxes, assessments and levies imposed on the Purchased Assets);

(f)      All records prepared in connection with the sale or transfer of the Station, including bids received from others and analyses relating to the Station and the Purchased Assets;

(g)      The contracts, agreements or understandings of the Emmis Entities listed in Schedule 3.10, Schedule 3.12,
                                                                                     -------------  -------------
Schedule 3.13 and Schedule 3.18 and designated on such Schedules as a “Contract Not Assumed” and any contract, agreement
-------------     -------------
or understanding listed on Schedule 3.18 which has expired prior to the Closing Date;
                           -------------

(h)      Any trade name, trademarks, service marks or logos using or incorporating the name “Emmis” or the Emmis “e” logo;

(i)      All records and documents relating to Excluded Assets or to liabilities other than Assumed Liabilities;

(j)      Any employee benefit agreement, plan or arrangement provided, sponsored or maintained by either Emmis Entity;

(k)      Any rights of or payment due to either Emmis Entity under or pursuant to this Agreement or the other agreements with Buyer contemplated hereby; and

                  (l)      All accounts receivable arising out of the operation of the Business for periods prior to the
Closing Date.

Section 2.3.      Assumption of Liabilities.
                  -------------------------

                  (a)      Buyer shall at Closing assume and agree to pay, discharge and perform the following Liabilities of the Emmis Entities and the Station (collectively, the "Assumed Liabilities"):

                  (i)      All Liabilities arising under all Station Agreements assigned and transferred to Buyer in accordance with this Agreement to the extent such Liabilities arise during and relate to any period on or after the Closing Date (excluding, however, any Liability arising from either (A) the breach of any Station Agreement by reason of its assignment to Buyer without a required consent or (B) any other breach or default by an Emmis
         Entity upon or prior to Closing under any Station Agreement); and

                  (ii)     Notwithstanding anything to the contrary set forth in the foregoing provisions of this Section
                                                                                                                  --------
         2.3(a) or in Section 2.3(b) or elsewhere in this Agreement, those Liabilities of the Emmis Entities to the
         ------       --------------
         extent, and only to the extent, the amount thereof is included as a credit to Buyer in calculating the Closing
         Date Adjustments as ultimately determined pursuant to Section 2.10.
                                                               ------------

                  (b)      Buyer shall not assume or be obligated for any of, and the Emmis Entities shall solely retain, pay, perform, and discharge all of, their respective Liabilities of any and every kind whatsoever, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by Buyer under Section 2.3(a) and, notwithstanding
                                                                               --------------
anything to the contrary in Section 2.3(a), none of the following shall be “Assumed Liabilities” for purposes of this
                            --------------
Agreement:

(i)      any foreign, federal, state, county or local income Taxes which arise from the operation of the Station or the
                  Business or the ownership of the Purchased Assets prior to the Closing Date;

(ii)     any liability or obligation of an Emmis Entity in respect of indebtedness for borrowed money or any intercompany payable of an Emmis Entity or any of its Affiliates;

(iii)    all liabilities and obligations related to, associated with or arising out of (A) the occupancy, operation, use or control of any of the Real Property prior to the Closing Date or (B) the operation of the Station prior to the Closing Date, in each case incurred or imposed as an environmental, health or safety
                  Requirement of Law existing prior to the Closing Date, including, without limitation, any Release or storage of any Contaminants prior to the Closing Date on, at or from (1) any such real property
                  (including, without limitation, all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder) or any conditions whatsoever on, under or in such real property or (2) any real property or facility owned by a third party at which
                  Contaminants generated by the Business were sent prior to the Closing Date;

(iv)     any liabilities or obligations, whenever arising, related to, associated with or arising out of the Employee
                  Plans;

(v)      any costs and expenses incurred by the Emmis Entities incident to their negotiation and preparation of this
                  Agreement and their performance and compliance with the agreements and conditions contained herein or therein;

(vi)     any of the Emmis Entities´ liabilities or obligations under this Agreement or the Emmis Entities Ancillary
                  Agreements; and

                           (vii)    any and all Liabilities arising out of or related to contracts relating to the Station that are not identified in this Agreement as a Station Agreement, including, without limitation, all contracts identified in this Agreement as “Contracts Not Assumed.”

                  All liabilities and obligations of the Emmis Entities which do not constitute Assumed Liabilities are referred to herein as the “Excluded Liabilities.”

Section 2.4.      Closing Date.  The purchase and sale of the Purchased Assets provided for in Section 2.1 (the “Closing”)
                  ------------                                                                 -----------
shall be consummated at 10:00 A.M., local time, on a date agreed upon by Emmis Radio and Buyer, occurring within five (5)
days after the conditions set forth in Articles VII and VIII are satisfied or, if permissible, waived or such other date,
                                       ------------     ----
as may be agreed upon by Emmis Radio and Buyer, at the offices of Bose McKinney & Evans LLP, 2700 First Indiana Plaza,
135 North Pennsylvania Street, Indianapolis, Indiana  46204, or at such other place or at such other time as shall be agreed upon by Emmis Radio and Buyer (such date and time being hereinafter called the “Closing Date”).

Section 2.5.      Purchase Price.  The purchase price for the Purchased Assets (the “Purchase Price”) shall be equal to
                  --------------
$47,535,000, subject to adjustment as provided in Section 2.10.
                                                  ------------

Section 2.6.      Payment of Purchase Price.   Buyer shall pay to the Emmis Entities at Closing a cash amount (the
                  -------------------------
“Closing Payment”) equal to (i) the Purchase Price (as preliminarily adjusted pursuant to Section 2.10(d)), minus (ii) the amount of the Earnest Money.  The payment shall be made in immediately available funds pursuant to written wire transfer instructions delivered by the Emmis Entities to Buyer no later than three (3) business days prior to the Closing Date.
Also at Closing, an amount equal to the Earnest Money shall be paid by the Escrow Agent’s disbursement of the Earnest
Money to the Emmis Entities by wire transfer of immediately available funds pursuant to joint written instructions from the Emmis Entities and Buyer, and the Emmis Entities and Buyer shall instruct the Escrow Agent to disburse all of the interest and earnings on the Earnest Money to Buyer.

Section 2.7.      Closing Date Deliveries.
                  -----------------------

(a)      On the Closing Date, the Emmis Entities shall deliver or cause to be delivered (i) to Buyer (A) a bill of sale, special warranty deed, assignments and other instruments of transfer and conveyance transferring the Purchased Assets to
Buyer, and evidence of the termination or release of all Encumbrances (other than Permitted Encumbrances) on the
Purchased Assets, in each case in form acceptable to Buyer in its reasonable judgment,  (B) to the extent available from applicable jurisdictions, governmental certificates, dated as of a date as near as reasonably practicable to the Closing
Date, showing that each Emmis Entity is duly organized and in good standing in its state of formation and, as to Emmis
Radio, is authorized to transact business as a foreign corporation and is in good standing in the State of Colorado, and
(C) a certificate of the secretary or assistant secretary of each Emmis Entity as to (1) the resolutions of its board of directors and stockholders (if applicable) authorizing the execution and delivery of this Agreement and the transactions contemplated hereby and (2) the incumbency and signatures of its officers executing this Agreement and any Emmis Entities
Ancillary Agreement, and (ii) joint disbursement instructions to the Escrow Agent.

(b)      On the Closing Date, Buyer shall deliver or cause to be delivered (i) to the Emmis Entities (A) the Closing
Payment, payable in the manner described in Section 2.6, (B) a certificate of good standing of Buyer issued as of a
                                            -----------
recent date by the secretary of state of the state of its incorporation, (C) a certificate of the secretary or assistant secretary of Buyer as to (1) the resolutions of its board of directors and stockholders (if applicable) authorizing the execution and delivery of this Agreement and the transactions contemplated hereby and (2) the incumbency and signatures of its officers executing this Agreement and any Buyer Ancillary Agreement, and (D) an undertaking and assumption for the
Assumed Liabilities in form acceptable to Emmis Radio in its reasonable judgment, and (ii) joint disbursement instructions to the Escrow Agent.

Section 2.8.      Further Assurances.
                  ------------------

(a)      On the Closing Date, the Emmis Entities shall take all steps as may be reasonably necessary to put Buyer in actual possession and control of all the Purchased Assets.  From time to time following the Closing, the Emmis Entities shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets, and, in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in the
Purchased Assets which cannot be transferred or assigned effectively without the consent of third parties, which consent has not been obtained prior to the Closing, to cooperate with Buyer at its reasonable request in endeavoring to obtain such consent.  Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, agreement, contract, lease, easement or other commitment included in the Purchased Assets if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof.

(b)      On the Closing Date, Buyer shall take such other actions as the Emmis Entities may reasonably request or as may be otherwise reasonably necessary to evidence Buyer’s assumption of and obligation to pay, perform and discharge the
Assumed Liabilities.  From time to time following the Closing, Buyer shall execute and deliver, or cause to be executed and delivered, to the Emmis Entities such other undertakings and assumptions as the Emmis Entities may reasonably request or as may be otherwise necessary to more effectively evidence Buyer’s assumption of and obligation to pay, perform and discharge the Assumed Liabilities.

Section 2.9.      Allocation.  The Purchase Price shall be allocated among the Purchased Assets as provided in this
                  ----------
Section (the “Asset Allocation”).  Upon execution of this Agreement, the Emmis Entities and Buyer shall retain the
Appraisal Firm to appraise the classes of the Purchased Assets.  The Appraisal Firm shall be instructed to perform an appraisal of the classes of Purchased Assets and to deliver a report to the Emmis Entities and Buyer as soon as reasonably practicable (the “Appraisal Report”).  Buyer shall pay the fees, costs and expenses of the Appraisal Firm.
The Emmis Entities shall use reasonable efforts to make available to Buyer and the Appraisal Firm copies of any appraisals prepared in connection with the Emmis Entities’ acquisition of the Station.  Buyer shall prepare IRS Form 8594 allocating the Purchase Price in accordance with Section 1060 of the Code and in accordance with the Asset Allocation, and shall forward it to the Emmis Entities for their approval promptly following the completion of the Appraisal Report, which approval shall not be unreasonably withheld, conditioned or delayed.  Buyer and the Emmis Entities shall each file with their respective Federal income tax return for the tax year in which the Closing occurs, IRS Form 8594 containing the information agreed upon by the parties pursuant to the immediately preceding sentence.  Buyer agrees to report the purchase of the Purchased Assets, and the Emmis Entities agree to report the sale of the Purchased Assets, on their respective tax returns in a manner consistent with the information agreed upon by the parties pursuant to this Section and contained in its respective IRS Form 8594.  Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 2.9 shall survive the Closing for the full period of any applicable statute of limitations
                   -----------
plus sixty (60) days.

Section 2.10.     Prorations and Adjustments.
                  --------------------------

(a)      All operating income and operating expenses of the Station shall be adjusted and allocated between the Emmis
Entities and Buyer, and an adjustment in the Purchase Price shall be made as provided in this Section, to the extent necessary to reflect the principle that all such income and expenses attributable to the operation of the Station on or before the date preceding the Closing Date shall be for the account of the Emmis Entities, and all such income and expenses attributable to the operation of the Station on and after the Closing Date shall be for the account of Buyer.
The net amount by which the Purchase Price is to be increased or decreased in accordance with this Section is herein referred to as the “Closing Date Adjustments”.

                  (b)      Without limiting the generality of the foregoing:

                           (i)      The Emmis Entities shall receive a credit for the unapplied portion, as of Closing, of the security deposits made by the Emmis Entities under those Station Agreements assumed by Buyer at Closing in accordance with Section 2.3.
                         -----------

                  (ii)     With respect to each vacation or portion thereof earned but not taken before the Closing Date by each Station employee hired by Buyer, Buyer shall receive a credit equal to the compensation equivalent thereof.

                  (c)      To the extent not inconsistent with the express provisions of this Agreement, the allocations made pursuant to this Section shall be made in accordance with GAAP.

                  (d)      Three (3) business days prior to the Closing Date, the Emmis Entities shall provide Buyer with a reasonably detailed statement (the “Preliminary Adjustment Report”) setting forth in reasonable detail the Emmis
   Entities’ reasonable and good faith estimate of the Closing Date Adjustments.  The Purchase Price payable on the
   Closing Date shall be adjusted based on the Preliminary Adjustment Report.  After the Closing Date, Buyer shall make its determination of the Closing Date Adjustments and deliver a written report of such determination to the Emmis
   Entities within ninety (90) days after the Closing Date.  The items shown in the Buyer’s report shall be final and binding on the parties for purposes of determining the adjusted Purchase Price under this Section 2.10(d) unless within
                                                                                             ---------------
   sixty (60) business days after receiving such report, the Emmis Entities object to such determination by giving to
   Buyer written notice setting forth their determination and the basis for their determination.  In the event of such an objection and the failure of the parties within twenty (20) business days thereafter to reach agreement, the parties shall promptly engage PriceWaterhouseCoopers LLP (the “Independent Accounting Firm”) to make a final determination of the adjusted Purchase Price based on its determination of the Closing Date Adjustments.  The Emmis Entities and Buyer
   shall each inform the Independent Accounting Firm in writing of their respective determinations of the Closing Date
   Adjustments, and shall cooperate as reasonably requested by the Independent Accounting Firm in its determination of the
   Closing Date Adjustments.  The Independent Accounting Firm shall be instructed to complete its determination of the adjusted Purchase Price within thirty (30) days from the date of its engagement and upon completion to inform the parties in writing of its determination, the basis for its determination and whether the Emmis Entities’ or Buyer’s written statement of the Closing Date Adjustments is closer to its own determination.  The determination by the
   Independent Accounting Firm shall be final and binding upon the parties for purposes of determining the adjusted
   Purchase Price under this Section 2.10.  The fees of the Independent Accounting Firm shall be paid (i) by Buyer if the
                             ------------
   Emmis Entities’ determination is closer to the Independent Accounting Firm’s determination, (ii) by the Emmis Entities if Buyer’s determination is closer to the Independent Accounting Firm’s determination, and (iii) otherwise 50% by the
   Emmis Entities and 50% by Buyer.  In the event the adjusted Purchase Price as finally determined under this Section
                                                                                                               --------
   2.10(d) exceeds or is less than the preliminary determination of the adjusted Purchase Price pursuant to the
   -------
   Preliminary Adjustment Report, the Emmis Entities or Buyer, as appropriate, shall pay the other the amount of such excess or deficiency within ten (10) business days after the final determination of the adjusted Purchase Price.

                  (e)      If from the date hereof through February 28, 2003, the Station’s current studios premises are sublet or the Emmis Entities otherwise obtain any relief during that period from the rent and other payments which are payable under the lease agreement for such premises and the shared premises being used in connection with the operation of the Other Station, Buyer will be entitled to a return and reduction of the Purchase Price, on a dollar-for-dollar basis (subject to a maximum return and reduction of $122,500), if the difference of the following is a positive number:  (1) (i) the amount paid by the owner and/or operator of the Other Station to the Emmis Entities during such period for the premises of the Other Station, plus (ii) the amount paid during the period by the subtenant for the
                                                 ----
   Station’s premises and/or the other relief obtained by the Emmis Entities plus (iii) $122,500, less (2) the gross amount payable under that lease agreement during such period.  The Emmis Entities shall use commercial reasonably efforts to obtain a subtenant or other relief as contemplated above, provided that the owner and/or operator of the
   Other Station, or the landlord, may not consent to any such arrangement, and any such arrangement may be infeasible due to the real estate market conditions in Denver.

Section 2.11.              Earnest Money.
                           -------------

                  (a)      Within two (2) business days of the execution of this Agreement, Buyer shall deposit with the
Escrow Agent in immediately available funds the sum of $5,906,250.

                  (b)      The Escrow Agent shall hold the Earnest Money under the terms of the Escrow Agreement in trust for the benefit of the Emmis Entities and Buyer.

                  (c)      If Closing does not occur, the Earnest Money shall be delivered to the Emmis Entities or returned to Buyer in accordance with Section 10.2, and if Closing does occur, the Earnest Money shall be applied at
                                     ------------
Closing as provided in Section 2.6.
                       -----------

                  Section 2.12.     Accounts Receivable.  Within three (3) business days after the Closing Date, the Emmis
                                    -------------------
Entities shall deliver to Buyer a complete and detailed list of all the Station’s accounts receivable arising from the broadcast of advertising time on the Station prior to the Closing Date (the “Emmis Entities’ AR”).  For a period of one hundred eighty (180) days after the Closing Date (the “Collection Period”), Buyer will promptly forward to the address for the Emmis Entities set forth in Section 11.4 below any amounts received by Buyer at the Station representing any of
                                    ------------
the Emmis Entities’ AR.  Buyer shall not be required to institute any legal proceedings to enforce the collection of such accounts receivable or to refer any of such accounts receivable to a collection agency.  Buyer shall incur no liability to the Emmis Entities for any uncollected account.

ARTICLE III

                                              REPRESENTATIONS AND WARRANTIES
                                                            OF
                                                     THE EMMIS ENTITIES

                  As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Emmis Entities jointly and severally represent and warrant to Buyer as follows:

Section 3.1.      Organization.  Each of the Emmis Entities is a corporation duly organized, validly existing and in good
                  ------------
standing under the laws of the state of its incorporation, and has the requisite corporate power and authority to own or lease and to operate those Purchased Assets operated by it, to use the Purchased Assets used by it and to carry on the
Business as now conducted by it.

Section 3.2.      Subsidiaries and Investments.  Neither Emmis Entity, directly or indirectly, (a) owns, of record or
                  ----------------------------
beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity which is primarily involved in or relates primarily to the Business or (b) otherwise controls any such corporation, partnership, joint venture or other entity which is involved primarily in or relates primarily to the
Business.

Section 3.3.      Authority of the Emmis Entities.
                  -------------------------------

(a)      Each Emmis Entity has the requisite corporate power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by the Emmis Entity pursuant hereto (collectively, the “Emmis Entities Ancillary Agreements”), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

(b)      The execution, delivery and performance of this Agreement and the Emmis Entities Ancillary Agreements by each
Emmis Entity (to the extent a party thereto) have been duly authorized and approved by all necessary action of the Emmis
Entities and do not require any further authorization or consent of the Emmis Entities, or their respective stockholders.  This Agreement is, and each other Emmis Entities Ancillary Agreement when executed and delivered by each
Emmis Entity and the other parties thereto will be, a legal, valid and binding agreement of the Emmis Entity enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)      Except as set forth in Schedule 3.3(c), none of the execution and delivery by either Emmis Entity of this
                                ---------------
Agreement or the other Emmis Entities Ancillary Agreements, the consummation by either Emmis Entity of any of the transactions contemplated hereby or thereby or compliance by either Emmis Entity with or fulfillment by either Emmis
Entity of the terms, conditions and provisions hereof or thereof will:

(i)      conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets under, the certificate or articles of incorporation or bylaws of either Emmis Entity, any Station
                  Agreement, any Governmental Permit or any judgment, order, award or decree to which either Emmis Entity is a party or any of the Purchased Assets is subject or by which either Emmis Entity is bound, or any statute, other law or regulatory provision affecting either Emmis Entity or the Purchased Assets, except, in any case, as would not reasonably be expected to have a Material Adverse Effect; or

(ii)     require the approval, consent, authorization or act of, or the making by either Emmis Entity of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except for such of the foregoing as are necessary pursuant to the HSR
                  Act or the Communications Act and except, in any case, as would not reasonably be expected to have a
                  Material Adverse Effect.

Section 3.4.      Financial Statements.  The Emmis Entities have furnished Buyer accurate and complete copies of (a) the
                  --------------------
unaudited balance sheet of the Station as of February 28, 2001, and the related statement of operations of the Station for the sixth-month period then ended, and (b) the unaudited balance sheet (the “Balance Sheet”) of the Station as of
December 31, 2001 (the “Balance Sheet Date”) and the related statement of operations of the Station for the ten-month period then ended.  Such balance sheets and statements (i) have been prepared from and are in accordance in all material respects with the books and records regularly maintained by the Emmis Entities, and (ii) have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position and the results of operations of the
Station as of the dates and for the periods indicated, with the exceptions that (A) statements of cash flows are not included, (B) federal income tax, expense or benefit are not shown,  (C) interest income and expense are not shown, and
(D) such statements do not contain the disclosures required by GAAP in notes accompanying financial statements.

Section 3.5.      Operations Since Balance Sheet Date.
                  -----------------------------------

(a)      Except as set forth in Schedule 3.5(a), to the Knowledge of the Emmis Entities, during the period from the
                                ---------------
Balance Sheet Date to the date hereof, inclusive, there has been:

(i)      no change in the financial condition or the results of operations of the Station or the Business which has had a
                  Material Adverse Effect; or

(ii)     no damage, destruction, loss or claim (whether or not covered by insurance) or condemnation or other taking which materially adversely affects the Purchased Assets, the Station or the Business.

(b)      Except as set forth in Schedule 3.5(b), since the Balance Sheet Date through the date hereof, the Business has
                                --------------
been conducted only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Date through the date hereof, except as set forth in such Schedule, the Emmis Entities have not, in respect of the Station:

(i)      sold, leased, transferred or otherwise disposed of (including any transfers to any Affiliate of either Emmis
                  Entity), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than
                  Permitted Encumbrances) on, any of the Purchased Assets, other than personal property having a value, in the aggregate, of less than $25,000 sold or otherwise disposed of for fair value in the ordinary course of the Business consistent with past practice;

(ii)     canceled without fair consideration therefor any debts owed to or claims held by either Emmis Entity relating to the Station (including the settlement of any claims or litigation) or waived any right of significant value to either Emmis Entity relating to the Station, other than in the ordinary course of the Business consistent with past practice;

(iii)    created, incurred, guaranteed or assumed, or agreed to create, incur, guarantee or assume, any indebtedness for borrowed money or entered into any capitalized leases except in the ordinary course of business consistent with past practice;

(iv)     accelerated collection of notes or accounts receivable generated by the Business to a date prior to the date such collection would have occurred in the ordinary course of the Business;

(v)      granted or instituted any increase in any rate of salary or compensation or any profit sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan other than in the ordinary course of the Business consistent with past practices;
                  or

(vi)     entered into any agreement or made any commitment to take any action described in subparagraphs (i) through (v)
                  above.

Section 3.6.      No Undisclosed Liabilities.  Except as set forth in Schedule 3.6, neither the Station nor the Business
                  --------------------------                          ------------
is subject to any liability (including, without limitation, unasserted claims), whether absolute, contingent, accrued or otherwise, which is not shown or reserved for in the Balance Sheet, other than liabilities of the same nature as those set forth in the Balance Sheet and the notes thereto and incurred in the ordinary course of the Business after the
Balance Sheet Date.

Section 3.7.      Taxes.  The Emmis Entities have, in respect of the Business, either filed or obtained extensions for
                  -----
filings pursuant to established procedures all foreign, federal, state, county or local income, excise, property, sales, use, franchise or other Tax returns and reports which are required to have been filed by them under applicable law on or prior to the date of this Agreement and have paid or made provision for the payment of all Taxes which have become due pursuant to such returns or pursuant to any assessments which have become payable and which are not being contested in good faith by appropriate proceedings.  All monies required to be withheld by the Emmis Entities from employees of the
Business for income Taxes, social security and other payroll Taxes have been collected or withheld, and either paid to the respective Governmental Bodies, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Emmis Entities.

Section 3.8.      Availability of Assets and Legality of Use.  Except as set forth in Schedule 3.8 and except for the
                  ------------------------------------------                          ------------
Excluded Assets, the Purchased Assets constitute all the material assets used by the Emmis Entities in the conduct of the
Business and, as of the date of this Agreement, are in good and serviceable condition (subject to normal wear and tear).

Section 3.9.      Governmental Permits.
                  --------------------

(a)      Emmis License owns, holds or possesses the Emmis Denver FCC Authorizations, and the Emmis Entities own, hold or possess all other licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a
Governmental Body that are necessary to entitle them to own or lease, operate and use the Purchased Assets and to carry on and conduct the Business substantially as conducted immediately prior to the date of this Agreement, except for such
Governmental Permits as to which the failure to so own, hold or possess would not have a Material Adverse Effect (herein collectively called “Governmental Permits”).  Schedule 3.9(a) sets forth a list and brief description of each such
Governmental Permit held by each Emmis Entity as of the date of this Agreement.

(b)      Except as set forth in Schedule 3.9(b), each Emmis Entity has fulfilled and performed in all material respects
                                ---------------
its obligations under each of the Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or material default under any such Governmental Permit.  No notice of cancellation, of default or of any dispute concerning any Governmental
Permit, or of any event, condition or state of facts described in the preceding sentence, has been received by either
Emmis Entity.  Except as set forth in Schedule 3.9(b), each of the Governmental Permits is valid, subsisting and in full
                                      ---------------
force and effect, and, subject to the receipt of the FCC Consent, to the Knowledge of the Emmis Entities, may be assigned and transferred to the Buyer in accordance with this Agreement and at the time of assignment to the Buyer will be in full force and effect, in each case without (a) the occurrence of any breach, default or forfeiture of rights thereunder or
(b) the consent, approval or act of, or the making of any filing with, any Governmental Body or other party (other than the FCC as contemplated by Section 5.3).  Except as set forth on Schedule 3.9(b), the Station is being operated in all
                           -----------                           ---------------
material respects in accordance with the Emmis Denver FCC Authorizations and in compliance in all material respects with the Communications Act, the rules and regulations thereunder, and all other laws and regulations, federal, state and local, applicable to the Station.  Neither Emmis Entity has received any notice of any violations of the Emmis Denver FCC
Authorizations, the Communications Act or the rules and regulations thereunder relating to the Station.  There is no action by or before the FCC currently pending or, to the Knowledge of the Emmis Entities, threatened to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the Emmis Denver FCC Authorizations.

Section 3.10.     Real Property; Real Property Leases.  The Emmis Entities do not own any real property which is used in
                  -----------------------------------
the operation of the Station or the Business.  Schedule 3.10 contains a brief description of all real property leased by
                                               -------------
the Emmis Entities and principally used in the operation of the Station, and each option held by either Emmis Entity to acquire any real property for use principally in the operation of the Station (the “Real Property”).  Schedule 3.10 also sets forth a list of each lease or similar agreement under which either Emmis Entity is lessee of, or holds or operates, any real property owned by any third Person and principally used in the operation of the Station (the “Real Property
Leases”).  As of the date of this Agreement, to the Knowledge of the Emmis Entities, no Real Property is subject to any
------
pending or threatened suit for condemnation or other taking by any public authority.

Section 3.11.     Personal Property.  Schedule 3.11 contains a list as of December 31, 2001 of all machinery, equipment,
                  -----------------   -------------
vehicles, furniture and other personal property owned by the Emmis Entities having an original cost of $10,000 or more and principally used in the operation of the Station.

Section 3.12.     Personal Property Leases.  Schedule 3.12 contains a list of each lease or other agreement or right under
                  ------------------------   -------------
which either Emmis Entity is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party and used principally in the Business, except those which are terminable by the
Emmis Entity without penalty on 30 days’ notice or less or which provide for annual rentals less than $10,000.

Section 3.13.     Intellectual Property.
                  ---------------------

(a)      Schedule 3.13(a) contains a list of all United States and foreign patents, pending patent applications, trademark
         ----------------
registrations, pending trademark applications and domain names issued to, assigned to and filed by either Emmis Entity principally for use in the operation of the Station.

(b)      Except as disclosed in Schedule 3.13(b), to the Knowledge of the Emmis Entities, the Emmis Entities either (i)
                                ----------------
own the entire right, title and interest in and to the items listed in Schedule 3.13(a), free and clear of Encumbrances
                                                                       ----------------
except for Permitted Encumbrances; or (ii) have the right and license to use the same in the conduct of the Business.

(c)      Except as disclosed in Schedule 3.13(c), to the Knowledge of the Emmis Entities,  (i) all patents and
                                ----------------
registrations identified in Schedule 3.13(a) are in force, and all applications identified in Schedule 3.13(a) are
                            ----------------                                                  ----------------
pending without challenge (other than office actions that may be pending before the Patent and Trademark Office or its foreign equivalents); (ii) the intellectual property owned by the Emmis Entities and principally used in the conduct of the Business is valid and enforceable; and (iii) the Emmis Entities have the right to bring actions for infringement or unauthorized use of such intellectual property.

(d)      Except as disclosed in Schedule 3.13(d), to the Knowledge of the Emmis Entities, (i) during the Emmis Entities’
                                ----------------
ownership of the Station, no written claim has been made or asserted that alleges the intellectual property owned by the
Emmis Entities and principally used in the conduct of the Business infringes the intellectual property of another Person;
(ii) no litigation, arbitration or other proceeding is currently pending with respect to such intellectual property; and
(iii) during the Emmis Entities’ ownership of the Station, no written claim has been made or asserted that challenges the validity or the Emmis Entities’ ownership of any such intellectual property.

Section 3.14.     [Intentionally Omitted]
                  -----------------------

Section 3.15.     Title to Purchased Assets.  Except for the Encumbrances securing the senior credit facility of Emmis
                  -------------------------
Operating Company (each of which the Emmis Entities shall cause to be released from the Purchased Assets at Closing),
Emmis Radio has good and marketable title to all of the tangible personal properties included in the Purchased Assets, free and clear of all Encumbrances, except for Permitted Encumbrances.

Section 3.16.     Employees.  Schedule 3.16 contains:  (a) a list of all employees of the Station as of a recent date
                  ---------   -------------
whose annual salary exceeds $75,000; and (b) the then current rate of compensation of such employees.  Since the Balance
Sheet Date, except as disclosed on Schedule 3.16 or as has occurred in the ordinary course of the Business and consistent
                                   -------------
as to timing and amount with past practices, the Emmis Entities have not:  (i) increased the compensation payable or to become payable to or for the benefit of any employees of the Station (other than normal annual salary increases consistent with past practice), (ii) provided any such employees with increased security or tenure of employment,
(iii) increased the amount payable to any such employees upon the termination of such persons’ employment, or
(iv) increased, augmented or improved benefits granted to or for the benefit of such employees under any bonus, profit sharing, pension, retirement, deferred compensation, insurance or other direct or indirect benefit plan or arrangement.

Section 3.17.     Employee Relations.
                  ------------------

(a)      Except as set forth on Schedule 3.17, the Emmis Entities are not a party to any collective bargaining agreement
                                -------------
or employment agreement relating to the Station.

(b)      Except as set forth on Schedule 3.17, no union or similar organization represents employees of the Station and,
                                -------------
to the Knowledge of the Emmis Entities, no such organization is attempting to organize such employees.

(c)      Except as set forth on Schedule 3.17, no director, officer or employee of the Station is a party to any
                                -------------
employment or other agreement that entitles him or her to compensation or other consideration upon the acquisition by any
Person of control of the Station.

Section 3.18.     Contracts.  Except as set forth in Schedule 3.18 or any other Schedule hereto, as of the date of this
                  ---------                          -------------
Agreement, the Emmis Entities, with respect to the Business, are not a party to or bound by:

(a)      Any contract for the future purchase or sale of real property;

(b)      Any contract for the purchase, rental or use of any recordings, radio programming or programming services which is not terminable by an Emmis Entity without penalty on 30 days’ notice or less or which provides for performance over a period of more than 90 days or which involves the payment after the date hereof of more than $10,000;

(c)      Any contract for the purchase of merchandise, supplies or personal property or for the receipt of services (other than services referred to in clause (b) above) which is not terminable by an Emmis Entity on 30 days’ notice or less or which provides for performance over a period of more than 90 days or which involves the payment after the date hereof of more than $10,000;

(d)      Any contract for the sale of broadcast time for advertising or other purposes which was not made in the ordinary course of the Business consistent with past practice;

(e)      Any guarantee of the obligations of the Station’s customers, suppliers, or employees;

(f)      Any sales agency, advertising representative or advertising or public relations contract which is not terminable by an Emmis Entity without penalty on 30 days’ notice or less or which provides for payments over a period of more than
90 days or which involves the payment after the date hereof of more than $10,000;

(g)      Any barter agreement or other agreement with advertisers for broadcasting or commercial time on the Station in exchange for goods or services;

(h)      Any employee collective bargaining agreement, employment agreement (other than employment agreements terminable without premium or penalty on notice of 30 days or less under which the only monetary obligation is to make current wage or salary payments and provide current fringe benefits), consulting, advisory or service agreement, deferred compensation agreement or covenant not to compete;

(i)      any written contract which an Emmis Entity reasonably anticipates will involve the payment of more than $10,000 in the year ended December 31, 2002;
(j)      any partnership, joint venture or other similar agreement or arrangement;

(k)      any agreement or instrument which provides for, or relates to, the incurrence by an Emmis Entity of debt for borrowed money (except for such agreements or instruments which shall not apply to the Buyer or its Affiliates upon
Closing); or

(l)      any agreement outside of the ordinary course of the Business containing any covenant or provision prohibiting an
Emmis Entity from engaging in any line or type of business (except for such agreements which shall not apply to the Buyer or its Affiliates upon Closing).

Schedule 3.18 also indicates whether each contract, agreement or other instrument listed therein is to be deemed a
-------------
“Contract Not Assumed” for purposes of this Agreement.

Section 3.19.     Status of Contracts.  Except as set forth in Schedule 3.19 or in any other Schedule hereto, each Station
                  -------------------                          -------------
Agreement constitutes a valid and binding obligation of an Emmis Entity and, to the Knowledge of the Emmis Entities, the
other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally) and is in full force and effect (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally) and (except as set forth in Schedule 3.3(c) and except for those Station Agreements which by their terms will expire prior to the
                ---------------
Closing Date or will be otherwise terminated prior to the Closing Date in accordance with the provisions hereof or at the direction of Buyer) may be transferred to the Buyer pursuant to this Agreement and will be in full force and effect at the time of such transfer, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party.
Each Emmis Entity has fulfilled and performed in all material respects its obligations under each of the Station
Agreements to which it is a party, and neither Emmis Entity is in, or alleged to be in, breach or default under any of the Station Agreements and, to the Knowledge of the Emmis Entities, no other party to any of the Station Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by an Emmis Entity or, to the
Knowledge of the Emmis Entities, by any such other party.  Complete and correct copies of each of the Station Agreements, together with all amendments thereto, have heretofore been delivered or made available to the Buyer by the Emmis Entities.

Section 3.20.     No Violation, Litigation or Regulatory Action.  Except as set forth in Schedule 3.20:
                  ---------------------------------------------                          -------------

(a)      Each Emmis Entity has complied with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees or orders of any court or of any foreign, federal, state, municipal or other Governmental Body which are applicable to the Purchased Assets, the Station or the Business, except where the failure to comply would not have a
Material Adverse Effect on the operating and financial condition of the Business, individually and taken as a whole;

(b)      There are no lawsuits, suits or proceedings pending or, to the Knowledge of the Emmis Entities, threatened against either Emmis Entity in respect of the Purchased Assets, the Station or the Business; and

(c)      To the Knowledge of the Emmis Entities, there are no claims or investigations pending or threatened against either Emmis Entity in respect of the Purchased Assets, the Station or the Business which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and

(d)      There is no action, suit or proceeding pending or, to the Knowledge of the Emmis Entities, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

Section 3.21.     Insurance.  The Emmis Entities currently maintain, in respect of the Purchased Assets, the Station and
                  ---------
the Business, policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are in the judgment of the Emmis Entities prudent for the Business.  Except as set forth in Schedule 3.21 with respect to the Business, there are no outstanding claims under any insurance policy or
         -------------
default with respect to provisions in any such policy which claim or default individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

Section 3.22.     Employee Plans; ERISA.
                  ---------------------

(a)      Schedule 3.22 sets forth a list of each pension, retirement, profit sharing, deferred compensation, stock bonus
         -------------
or other similar plan relating to the Business; each medical, vision, dental or other health plan; each life insurance plan relating to the Business; and any other employee benefit plan relating to the Business (the “Employee Plans”), in each case, to which either Emmis Entity is on the date hereof required to contribute, or which either Emmis Entity on the date hereof sponsors for the benefit of any employees, or under which employees (or their beneficiaries) of either Emmis
Entity is on the date hereof eligible to receive benefits, including, without limitation, any Employee Benefit Plan (as defined in Section 3(3) of  ERISA).

(b)      All Employee Plans which are Employee Benefit Plans are on the date hereof in compliance in all material respects with the provisions of ERISA, the Code and the rules and regulations promulgated thereunder to the extent that ERISA, the
Code and such rules and regulations are intended to apply.  Neither Emmis Entity maintains, sponsors, participates in or contributes to any employee pension benefit plan (as defined in Section 3(2) of ERISA) that is subject to Title IV of
ERISA pr Section 412 of the Code.  No plan which is an Employee Benefit Plan has engaged in a transaction that is a
Prohibited Transaction as defined in Section 406 of ERISA and Section 4975 of the Code for which there is no exemption and with respect to which an Emmis Entity has on the date hereof incurred any Liability which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect upon the Business and the Purchased Assets
(taken as a whole).  Neither Emmis Entity, on the date hereof, participates in, or owes withdrawal Liability to, any
Multiemployer Plan (as defined in Section 4000(a)(3) of ERISA).

Section 3.23.     Environmental Protection.  Except as set forth in Schedule 3.23:
                  ------------------------                          -------------

(a)      Each Emmis Entity has, in respect of the Business, obtained all environmental, health and safety Governmental
Permits necessary for its operation, and all such Governmental Permits are in good standing and each Emmis Entity is in compliance in all material respects with all terms and conditions of such Permits;

(b)      as of the date of this Agreement, none of the Emmis Entities, with respect to the Business, or any of the present
Real Property or operations, or the past Real Property or operations, is, as of the date of this Agreement, subject to any on-going investigation by, order from or agreement with any Person (including without limitation any prior owner or operator of Real Property) respecting (i) any Environmental Law, (ii) any Remedial Action or (iii) any claim of Losses and Expenses arising from the Release or threatened Release of a Contaminant into the environment;

(c)      as of the date of this Agreement, neither Emmis Entity is, with respect to the Business, subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law;

(d)      as of the date of this Agreement, neither Emmis Entity has, with respect to the Business:

(i)      reported a Release of a hazardous substance pursuant to Section 103(a) of CERCLA, or any state equivalent;

(ii)     filed a notice pursuant to Section 103(c) of CERCLA;

(iii)    filed a notice pursuant to Section 3010 of RCRA, indicating the generation of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent ; or

(iv)     filed any notice under any applicable Environmental Law reporting a substantial violation of any applicable
                  Environmental Law; and

(e)      there is not as of the date of this Agreement, nor to the Knowledge of the Emmis Entities has there ever been, on or in any Real Property:

(i)      any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 CFR Part
                  261 or any state equivalent, that requires or required a Governmental Permit pursuant to Section 3005 of
                  RCRA;

(ii)     any underground storage tank or surface impoundment or landfill or waste pile;

(iii)    Neither Emmis Entity has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant; and

(iv)     as of the date of this Agreement, no Environmental Encumbrance has attached to any Real Property.

Section 3.24.     No Finder.  None of the Emmis Entities or any party acting on either Emmis Entity’s behalf has paid or
                  ---------
become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

ARTICLE IV

                                              REPRESENTATIONS AND WARRANTIES
                                                          OF BUYER

                  As an inducement to the Emmis Entities to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to the Emmis Entities as follows.

Section 4.1.      Organization.  Buyer is a corporation duly organized, validly existing and in good standing under the
                  ------------
laws of the state of its incorporation.  Buyer has the requisite corporate power and authority to own, lease and operate the properties and assets used in connection with its business as currently being conducted or to be acquired pursuant hereto.

Section 4.2.      Authority of Buyer.
                  ------------------

(a)      Buyer has the requisite corporate power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer pursuant hereto (collectively, the “Buyer Ancillary
Agreements”), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and
----------
provisions hereof and thereof.

(b)      The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by all necessary action of Buyer and do not require any further authorization or consent of
Buyer or its stockholders.  This Agreement is, and each other Buyer Ancillary Agreement when executed and delivered by
Buyer and the other parties thereto will be, a legal, valid and binding agreement of Buyer enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)      Except as set forth in Schedule 4.2, none of the execution and delivery by Buyer of this Agreement and the other
                                ------------
Buyer Ancillary Agreements, the consummation by Buyer of any of the transactions contemplated hereby or thereby or compliance by Buyer with or fulfillment by Buyer of the terms, conditions and provisions hereof or thereof will:

(i)      conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any assets of Buyer under, the certificate of incorporation or bylaws of Buyer, any indenture, note, mortgage, lease, guaranty or material agreement, or any judgment, order, award or decree, to which Buyer is a party or any of the assets of Buyer is subject or by which Buyer is bound, or any statute, other law or regulatory provision affecting Buyer or its assets; or

(ii)     require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except for such of the foregoing as are necessary pursuant to the HSR Act or the Communications Act.

Section 4.3.      Litigation.  Buyer is not a party to any action, suit or proceeding pending or threatened which, if
                  ----------
adversely determined, would reasonably be expected to restrict the ability of Buyer to consummate the transactions contemplated by this Agreement.  There is no order to which Buyer is subject which would reasonably be expected to restrict the ability of Buyer to consummate the transactions contemplated by this Agreement.

Section 4.4.      No Finder.  Neither Buyer nor any party acting on its behalf has paid or become obligated to pay any fee
                  ---------
or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

Section 4.5.      Qualifications as FCC Licensee.  Buyer knows of no fact or circumstance which would, under the federal
                  ------------------------------
antitrust laws, or the Communications Act, disqualify or preclude Buyer from being approved as an assignee of the Emmis
Denver FCC Authorizations.  There are no proceedings, complaints, notices of forfeiture, claims, or investigations pending or threatened against Buyer or any principal, officer, director, or owner of Buyer that would materially impede the Buyer’s ability to prosecute the applications filed with the FCC to assign the Emmis Denver FCC Authorizations to
Buyer or to seek the FCC Consent.  Buyer is legally and financially qualified to serve as licensee of the Station.

Section 4.6.      Adequacy of Financing.  Buyer has, as of the date of this Agreement, and will have, as of the Closing
                  ---------------------
Date, on hand (or access through committed credit facilities to) adequate funds to pay the Purchase Price.

ARTICLE V

                                             ACTION PRIOR TO THE CLOSING DATE

                  The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

Section 5.1.      Investigation of the Business.  Upon the request of Buyer, the Emmis Entities shall afford to the
                  -----------------------------
officers, employees and authorized representatives of Buyer (including, without limitation, independent public accountants, attorneys and consultants) reasonable access during normal business hours, and upon not less than 24-hours prior notice, to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the Business to the extent Buyer shall reasonably deem necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the
Business as shall be reasonably requested; provided, however, that neither Emmis Entity shall be required to violate any
                                           --------  -------
obligation of confidentiality to which it is subject in discharging its obligations pursuant to this Section 5.1.  Buyer
                                                                                                     -----------
agrees that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Emmis Entities.

Section 5.2.      Preserve Accuracy of Representations and Warranties.  Each of the parties hereto shall refrain from
                  ---------------------------------------------------
taking any action which would render any representation or warranty contained in Article III or IV of this Agreement
                                                                                 -----------    --
inaccurate as of the Closing Date.  Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.  The Emmis Entities shall promptly notify Buyer, and Buyer shall promptly notify the Emmis Entities, of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against the other which would have been listed in Schedule 3.20 or would be an exception to Section 4.3, or
                                                               -------------                             -----------
been a qualification to Section 4.3 if such lawsuit, claim, proceeding or investigation had arisen prior to the date
                        -----------
hereof.

Section 5.3.      FCC Consent; HSR Act Approval; Other Consents and Approvals.
                  -----------------------------------------------------------

(a)      Within five business days after the date of this Agreement, the Emmis Entities and Buyer shall file with the FCC applications requesting its consent to the assignment of the Emmis Denver FCC Authorizations (and any extensions or renewals thereof) to Buyer from Emmis License.  The Emmis Entities and Buyer will cooperate in the preparation of such application and will diligently take, or cooperate in the taking of, all necessary, desirable and proper steps, provide any additional information reasonably required and otherwise use reasonable efforts to obtain promptly the requested consent and approval of the FCC.  Any fees assessed by the FCC incident to the filing or grant of such applications shall be borne equally by Buyer and Emmis License, with each party responsible for one half of any such fees assessed.  Each of the Emmis Entities and Buyer shall make available to the other, promptly after the filing thereof, copies of all reports filed by it or its Affiliates on or prior to the Closing Date with the FCC in respect of the Station.

(b)      The Emmis Entities and Buyer each acknowledge and agree that no filings or other notifications under the HSR Act will be necessary in connection with the transactions contemplated by this Agreement.

(c)      The Emmis Entities and the Buyer shall each use reasonable efforts to obtain all consents and amendments from the parties to the Station Agreements and all consents, amendments or permits from Governmental Bodies, which are required by the terms thereof or this Agreement for the consummation of the transactions contemplated by this Agreement; provided,
                                                                                                             --------
however, that neither the Emmis Entities nor the Buyer shall have any obligation to offer or pay any consideration in
-------
order to obtain any such consents or amendments.

Section 5.4.      Operations of the Station Prior to the Closing Date.
                  ---------------------------------------------------

(a)      Prior to the Closing Date, except as approved by Buyer in writing, the Emmis Entities shall keep and maintain the
Purchased Assets in good operating condition and repair (wear and tear in ordinary usage excepted).  Buyer agrees and acknowledges that Buyer intends to change the format of the Station and to hire few if any of the Station’s employees, and that therefore the Emmis Entities’ have no obligation to preserve the goodwill of the Station.

(b)      Notwithstanding Section 5.4(a), and except as expressly contemplated in Schedule 5.4(b) or elsewhere in this
                         --------------                                          --------------
Agreement or except with the express prior written approval of the Buyer, the Emmis Entities shall not, in respect of the
Station:

(i)      make any capital expenditure, or enter into any contract or commitment therefor, in excess of $10,000 in the aggregate;

(ii)     enter into any contract for the purchase of real property or exercise any option to extend a lease listed in
                  Schedule 3.10;
                  -------------

(iii)    sell, lease (as lessor), transfer or otherwise dispose of (including any transfers to any Affiliates of an Emmis
                  Entity), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the
                  Purchased Assets, other than inventory and minor amounts of personal property sold or otherwise disposed of in the ordinary course of the Business and other than Permitted Encumbrances; or

(iv)     create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money except in the ordinary course of the Business, other than money borrowed or advances from an Affiliate of an Emmis
                  Entity.

Section 5.5.      Public Announcement.  None of the Emmis Entities, Buyer or any of their Affiliates shall, without the
                  -------------------
approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or by the rules, regulations or policies of any national securities exchange or association, in which case the other party shall be advised and the parties shall use reasonable efforts to cause a mutually agreeable release or announcement to be issued.

Section 5.6.      Interim Financial Statements.  The Emmis Entities shall deliver to Buyer copies of any monthly,
                  ----------------------------
quarterly or annual financial statements relating solely to the Business that may be prepared by it or any of their
Affiliates during the period from the date hereof through the Closing Date.  Such financial statements shall fairly present, in all material respects, the financial position and results of operations of the Business as at the dates and for the periods indicated, and shall be prepared on a basis consistent and in accordance with the basis upon which the financial statements identified in Section 3.4 were prepared.
                                   -----------

ARTICLE VI

                                                   ADDITIONAL AGREEMENTS

Section 6.1.      Taxes; Sales, Use and Transfer Taxes.
                  ------------------------------------

(a)      The Emmis Entities shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the
Business or the Purchased Assets, in each case attributable to periods (or portions thereof) ending prior to the Closing
Date.  Buyer shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business or the Purchased Assets, in each case attributable to periods (or portions thereof) beginning on or after the Closing Date.
For purposes of this Section 6.1(a), any period beginning before and ending after the Closing Date shall be treated as
                     --------------
two partial periods, one ending on the date immediately preceding the Closing Date and the other beginning on the Closing
Date.

(b)      Any sales, use or other transfer Taxes payable by reason of transfer and conveyance of the Business or the
Purchased Assets hereunder and any documentary stamp or transfer Taxes payable by reason of the real estate or interests therein included in the Purchased Assets shall be borne equally by Buyer and the Emmis Entities.

(c)      The Emmis Entities or Buyer, as the case may be, shall provide reimbursement for any Tax paid by the other party all or a portion of which is the responsibility of the Emmis Entities or Buyer, as the case may be, in accordance with the terms of this Section 6.1.  Within a reasonable time prior to the payment of any said Tax, the party paying such Tax
                  -----------
shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

Section 6.2.      Employees; Employee Benefit Plans.
                  ---------------------------------

(a)      On the Closing Date, Buyer may (but without any obligation to do so) offer employment to any or all of the
Station’s employees, and the employment by the Emmis Entities of such employees who accept employment with Buyer (the
“Affected Employees”) shall terminate on the Closing Date.  The Emmis Entities will use all reasonable efforts to assist, and not interfere with or impede, Buyer in its efforts to secure satisfactory employment arrangements with prospective
Affected Employees.

(b)      Effective immediately upon the Closing Date, each Affected Employee shall be eligible to become a participant in the Buyer’s benefit programs, and such other programs and arrangements as may be provided by Buyer to similarly situated employees.

(c)      The Emmis Entities shall be solely responsible for the Employee Plans and all obligations and liabilities thereunder.  Buyer shall not assume any of the Employee Plans or any obligation or liability thereunder.  The Emmis
Entities shall be responsible for, and shall indemnify and hold harmless Buyer from and against any adverse consequences that Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by, any actions taken by either Emmis Entity or any ERISA Affiliate with respect to an Employee Plan.

                  (d)      Buyer shall reimburse the Emmis Entities for any severance paid by the Emmis Entities to any other employee of the Station as of the Closing Date whose employment is terminated by the Emmis Entities on or after the
Closing Date if Buyer or an Affiliate of Buyer hires such employee within one (1) year after that employee’s termination date with the Emmis Entities.

                  (e)      The Emmis Entities shall also be responsible for all liabilities or obligations under the
Worker Adjustment and Retraining Notification Act and any state law equivalent statutes resulting from the events or actions contemplated herein.

                  (f)      Nothing contained herein, expressed or implied, shall confer upon any Affected Employee any right to (i) continued employment for any period of time or (ii) any particular term or condition of employment.  Also, nothing in this Agreement is intended to require the Emmis Entities to agree to pay any “stay” or similar bonuses to any current employee of the Station in order to induce such employee to continue employment with the Station through the
Closing Date.

Section 6.3.      Control of Operations Prior to Closing Date.  Notwithstanding anything contained herein to the contrary,
                  -------------------------------------------
the Closing shall not be consummated prior to the grant by the FCC of the FCC Consent.  The Emmis Entities and Buyer
acknowledge and agree that at all times commencing on the date hereof and ending on the Closing Date, neither Buyer nor any of its employees, agents or representatives, directly or indirectly, shall, or have any right to, control, direct or otherwise supervise, or attempt to control, direct or otherwise supervise any of the management or operations of the
Station, it being understood that the operation, management, control and supervision of all programs, equipment, operations and other activities of the Station shall be the sole responsibility, and at all times prior to the Closing
Date remain within the complete control and discretion, of the Emmis Entities, subject to the terms of Section 5.4 of
                                                                                                       -----------
this Agreement.

                  Section 6.4. Shared  Facilities and Assets.  Buyer  acknowledges  that portions of the Station’s  studios
                               -----------------------------
and certain of the Station’s  assets and rights are shared with the Other Station.  Accordingly,  Buyer agrees to cooperate in good faith with the operator and/or owner of the Other Station (which may be a non-Emmis entity),  as applicable,  as to such shared assets and rights,  including but not limited to allocating  responsibility as to receiving invoices and making payments as to the  applicable  contracts  listed in Schedule  3.18.  Furthermore,  Buyer agrees to cooperate in good faith
                                                     --------------
(prior to the Closing to the extent  feasible) to effect the allocation of shared assets and rights as  contemplated in the disclosure  schedules to this Agreement,  and to eliminate or minimize the Emmis  Entities’  involvement as to these shared rights following the Closing to the extent feasible.

ARTICLE VII

                                            CONDITIONS PRECEDENT TO OBLIGATIONS
                                                             OF
                                                    THE EMMIS ENTITIES

                  The obligations of the Emmis Entities under this Agreement to consummate the Closing shall, at the option of the Emmis Entities, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

Section 7.1.      No Misrepresentation or Breach of Covenants and Warranties.  There shall have been no material breach by
                  ----------------------------------------------------------
Buyer in the performance of any of its respective covenants and agreements contained herein; each of the representations and warranties of Buyer contained or referred to herein shall be true and correct in all material respects on the Closing
Date as though made on the Closing Date (except to the extent that they expressly speak as of a specific date or time other than the Closing Date, in which case they need only have been true and correct in all material respects as of such specified date or time), except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Emmis Entities; and there shall have been delivered to the Emmis
Entities a certificate or certificates to such effect, dated as of the Closing Date, signed on behalf of Buyer by its
Chief Executive Officer.

Section 7.2.      No Restraint or Litigation.
                  --------------------------

(a)      There shall not be in effect any preliminary or permanent injunction or other order, decree or ruling by a court of competent jurisdiction or by a Governmental Body, no statute, rule, regulation or executive order shall have been promulgated or enacted by a Government Body and there shall not be in effect any temporary restraining order of a court of competent jurisdiction, which, in any case, restrains or prohibits the transactions contemplated hereby.

(b)      There shall not be in existence any suit, action, proceeding or investigation instigated by a Governmental Body before any court or governmental agency or body to prohibit the transactions contemplated by this Agreement.

Section 7.3.      FCC Consent.  The FCC Consent shall have been granted, without any condition or qualification which is
                  -----------
materially adverse to the Emmis Entities.

                  Notwithstanding the failure of any one or more of the foregoing conditions, the Emmis Entities may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver.  To the extent that at the Closing Buyer delivers to the Emmis Entities a written notice specifying in reasonable detail the failure of any of such conditions or the breach by Buyer of any of the representations or warranties of Buyer herein, and nevertheless the Emmis Entities proceed with the Closing, the Emmis Entities shall be deemed to have waived for all purposes any rights or remedies either may have against Buyer by reason of the failure of any such conditions or the breach of any such representations or warranties to the extent described in such notice.

ARTICLE VIII

                                       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

                  The obligations of Buyer under this Agreement to consummate the Closing shall, at the option of Buyer, be subject to the satisfaction on or prior to the Closing Date, of the following conditions:

Section 8.1.      No Misrepresentation or Breach of Covenants and Warranties.  There shall have been no material breach by
                  ----------------------------------------------------------
either Emmis Entity in the performance of any of its respective covenants and agreements contained herein; each of the representations and warranties of each Emmis Entity contained or referred to in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date (except to the extent that they expressly speak as of a specific date or time other than the Closing Date, in which case they need only have been true and correct in all material respects as of such specified date or time), except for changes (i) therein specifically permitted by this Agreement or (ii) resulting from any transaction expressly consented to in writing by Buyer or any transaction contemplated by this Agreement; and there shall have been delivered to Buyer certificates to such effect, dated as of the
Closing Date and signed on behalf of each Emmis Entity by its President or any Vice President.

Section 8.2.      No Restraint or Litigation.
                  --------------------------

(a)      There shall not be in effect any preliminary or permanent injunction or other order, decree or ruling by a court of competent jurisdiction or by a Governmental Body, no statute, rule, regulation or executive order shall have been promulgated or enacted by a Government Body and there shall not be in effect any temporary restraining order of a court of competent jurisdiction, which, in any case, restrains or prohibits the transactions contemplated hereby.

(b)      There shall not be in existence any suit, action, proceeding or investigation instigated by a Governmental Body before any court or governmental agency or body to prohibit the transactions contemplated by this Agreement.

Section 8.3.      FCC Consent.  The FCC Consent shall have been granted, without any condition or qualification which is
                  -----------
materially adverse to Buyer or to the operations of the Station.

                  Notwithstanding the failure of any one or more of the foregoing conditions, Buyer may proceed with the
Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver.  To the extent that at the Closing either Emmis Entity delivers to Buyer a written notice specifying in reasonable detail the failure of any of such conditions or the breach by either Emmis Entity of any of its representations or warranties herein, and nevertheless Buyer proceeds with the Closing, Buyer shall be deemed to have waived for all purposes any rights or remedies it may have against the Emmis Entities by reason of the failure of any such conditions or the breach of any such representations or warranties to the extent described in such notice.

ARTICLE IX

                                                      INDEMNIFICATION

Section 9.1.      Indemnification by the Emmis Entities.  The Emmis Entities agree jointly and severally to indemnify and
                  -------------------------------------
hold harmless each Buyer Group Member from and against any and all Loss and Expense incurred by such Buyer Group Member in connection with or arising from:

(i)      any breach by either Emmis Entity of, or any other failure of either of Emmis Entity to perform, any of its covenants, agreements or obligations in this Agreement or in any Emmis Entities Ancillary Agreement;

(ii)     any breach of any warranty or the inaccuracy of any representation of either Emmis Entity contained or referred to in this Agreement or any certificate delivered by or on behalf of either Emmis Entity pursuant hereto; or

(iii)    the failure of either Emmis Entity to perform any Excluded Liabilities and any other obligation, indebtedness or liability of either Emmis Entity (other than the Assumed Liabilities and any Loss and Expense indemnifiable by Buyer under Section 9.2).
                                               -----------

provided, however, that the Emmis Entities shall not be required to indemnify and hold harmless pursuant to clause (ii)
--------  -------
with respect to Loss and Expense incurred by Buyer Group Members until, and then only to the extent that, the aggregate amount of all such Loss and Expense exceeds $225,000 (the “Threshold Amount”), provided, further, that once the Threshold
Amount has been exceeded, the Emmis Entities shall be liable for the full amount of such damages.  The aggregate amount that the Emmis Entities shall be required to indemnify and hold harmless pursuant to clause (ii) with respect to Loss and
Expense incurred by Buyer Group Members shall not exceed $7,000,000.  The indemnification provided for in this
Section 9.1 shall terminate eighteen (18) months after the Closing Date (and no claims shall be made by any Buyer Group
Members under this Section 9.1 thereafter), except that the indemnification by the Emmis Entities shall continue in any
                   -----------
event as to:

                  (A)  the covenants of the Emmis Entities set forth in Section 2.10, 6.1, 6.2, 11.2 or 11.10, as to all
                                                                        ------------  ---  ---  ----    -----
         of which no time limitation shall apply other than the full period of any applicable statute of limitations;

                  (B)  any Loss or Expense incurred by any Buyer Group Member in connection with or arising out of the failure of the Emmis Entities to perform as required in Section 9.1(iii), as to which no time limitation shall
                                                                 ----------------
         apply;

                  (C)  any Loss or Expense of which any Buyer Group Member has notified the Emmis Entities in accordance with the requirements of Section 9.3 on or prior to the date such indemnification would otherwise terminate in
                                  -----------
         accordance with this Section 9.1, as to which the obligation of the Emmis Entities shall continue until the
                              -----------
         liability of the Emmis Entities shall have been determined pursuant to this Article IX, and the Emmis Entities
                                                                                     ----------
         shall have reimbursed all Buyer Group Members for the full amount of such Loss and Expense in accordance with this Article IX.
              ----------

Section 9.2.      Indemnification by Buyer.  Subject to Section 10.2, Buyer agrees to indemnify and hold harmless each
                  ------------------------              ------------
Emmis Group Member from and against any and all Loss and Expense incurred by such Emmis Group Member in connection with or arising from:

(i)      any breach by Buyer, or any other failure of Buyer to perform, any of its covenants, agreements or obligations in this Agreement or in any Buyer Ancillary Agreement;

(ii)     any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this
                  Agreement or any certificate delivered by or on behalf of Buyer pursuant hereto; or

(iii)    the failure of Buyer to perform any of the Assumed Liabilities.

The indemnification provided for in this Section 9.2 shall terminate eighteen (18) months after the Closing Date (and no
                                         -----------
claims shall be made by any Emmis Group Member under this Section 9.2 thereafter), except that the indemnification by
                                                          -----------
Buyer shall continue in any event as to:

                  (A)      the covenants of Buyer set forth in Section 2.10, 6.1, 6.2, 11.2 or 11.10, as to all of which
                                                               ------------  ---  ---  ----    -----
         no time limitation shall apply other than the full period of any applicable statute of limitations;

                  (B)      any Loss or Expense incurred by any Emmis Group Member in connection with or arising out of the failure of Buyer to perform as required in Section 9.2(iii), as to which no time limitation shall apply;
                                                    ----------------

                  (C)      any Loss or Expense of which any Emmis Group Member has notified Buyer in accordance with the requirements of Section 9.3 on or prior to the date such indemnification would otherwise terminate in accordance
                         -----------
         with this Section 9.2, as to which the obligation of Buyer shall continue until the liability of Buyer shall have
                   -----------
         been determined pursuant to this Article IX, and Buyer shall have reimbursed all Emmis Group Members for the full
                                          ----------
         amount of such Loss and Expense in accordance with this Article IX.
                                                                 ----------

Section 9.3.      Notice of Claims.
                  ----------------

                  (a)  Any Buyer Group Member or Emmis Group Member seeking indemnification hereunder (the “Indemnified
Party”) shall give promptly to the party obligated to provide indemnification to such Indemnified Party (the
“Indemnitor”) a written notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to the claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based.  The failure of any Indemnified
Party to give the Claim Notice promptly as required by this Section 9.3 shall not affect such Indemnified Party’s rights
                                                            -----------
under this Article IX except to the extent such failure is actually prejudicial to the rights and obligations of the
           ----------
Indemnitor.

                  (b)  After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an
Indemnified Party shall be entitled under this Article IX shall be determined: (i) by the written agreement between the
                                               ----------
Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii)
by any other means to which the Indemnified Party and the Indemnitor shall agree in writing.  The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.  The Indemnified Party shall have the burden of proof in establishing the amount of Losses and Expenses suffered by it.

Section 9.4.      Third Person Claims.
                  -------------------

                  (a)  In the event indemnification provided for under this Agreement is sought in respect of, arising out of or involving a claim or demand made by any third Person against the Indemnified Party, the Indemnified Party shall provide the Indemnitor, in addition to the Claim Notice, copies of all written notices and documents (including any complaint and other court papers) relating to the third Person claim promptly after the Indemnified Party’s receipt thereof.  The failure of an Indemnified Party to provide the Indemnifying Party copies of such notices and documents promptly after the Indemnified Party’s receipt thereof shall not affect the Indemnified Party’s rights under this Article
IX except to the extent such failure is actually prejudicial to the rights and obligations of the Indemnitor.
--

                  (b)  In the event of the initiation of any legal proceeding against the Indemnified Party by a third
Person, the Indemnitor shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder;
provided, however, that the Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense.  The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand.  To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel, reasonably acceptable to the Indemnitor, at the expense of the
Indemnitor, and control the defense of such proceeding.  Neither the Indemnitor nor the Indemnified Party may settle any such proceeding which settlement obligates the other party to pay money, to perform obligations or to admit liability without the consent of the other party, such consent not to be unreasonably withheld.  After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the
Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor shall pay all of the sums so owing to the Indemnified Party by wire transfer, certified or bank cashier’s check within 30 days after the date of such notice.

                  (c)  To the extent of any inconsistency between this Section 9.4 and Section 6.1(c), the provisions of
                                                                       -----------     --------------
Section 6.1(c) shall control.
--------------

Section 9.5.      Limitations.  Except for remedies that cannot be waived as a matter of law and injunctive and
                  -----------
provisional relief, if the Closing occurs, this Article IX shall be the exclusive remedy for breaches of this Agreement
                                                ----------
(including any covenant, obligation, representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement) or otherwise in respect of the transactions contemplated hereby.

Section 9.6.      Mitigation.  Each of the parties agrees to take all reasonable steps to mitigate their respective Losses
                  ----------
and Expenses upon and after becoming aware of any event or condition which could reasonably be expected to give rise to any Losses and Expenses that are indemnifiable hereunder.

ARTICLE X

                                                        TERMINATION

Section 10.1.     Termination.
                  -----------

(a)      Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing:

(i)      by the mutual consent of Emmis Radio and Buyer;

(ii)     provided that neither Emmis Entity is then in material breach of this Agreement, by written notice from Emmis
                  Radio in the event of a material breach by Buyer of any of its agreements, representations or warranties contained in this Agreement, and the failure of Buyer to cure such breach within thirty (30) days after receipt of written notice from Emmis Radio requesting such breach to be cured;

(iii)    provided that Buyer is not then in material breach of this Agreement, by written notice from Buyer in the event of a material breach by either Emmis Entity of any of its respective agreements, representations or warranties contained in this Agreement, and the failure of the Emmis Entities to cure such breach within thirty (30) days after receipt of written notice from Buyer requesting such breach to be cured;

(iv)     provided that the terminating party is not then in material breach of this Agreement, by written notice from
                  Emmis Radio or Buyer if any court of competent jurisdiction in the United States or other United States
                  Governmental Body shall have issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(v)      provided that the terminating party is not then in material breach of this Agreement, by written notice from
                  Emmis Radio or Buyer if the Closing shall not have occurred within one (1) year after the date of this
                  Agreement (or such later date as may be mutually agreed to by Emmis Radio and Buyer); or

                           (vi)     pursuant to Section 11.14.
                                                -------------

(b)      In the event that this Agreement shall be terminated pursuant to this Article X, all further obligations of the
                                                                               ---------
parties under this Agreement (other than Sections 5.5, 11.2 through 11.5, and 11.7 through 11.14, and Articles IX and X)
                                         ------------------         ----      ----         -----      -----------     -
shall be terminated without further liability of any party to the other; provided that nothing herein shall relieve any
                                                                         --------
party from liability for any breach of this Agreement.
Section 10.2.     Earnest Money; Liquidated Damages.
                  ---------------------------------

                  (a)      If this Agreement is terminated prior to Closing for any reason other than as specified in
Section 10.2(b), Buyer shall be entitled to the return of the Earnest Money (and interest and earnings thereon), and
---------------
Buyer and the Emmis Entities shall cooperate in taking such action as required under the Escrow Agreement to effect the
Escrow Agent’s distribution of the Earnest Money to Buyer.

                  (b)      If this Agreement is terminated prior to Closing by Emmis Radio pursuant to Section
                                                                                                       --------
10.1(a)(ii), the Emmis Entities’ sole remedy at law or in equity under this Agreement shall be (i) the termination by
Emmis Radio of this Agreement, and (ii) the recovery from Buyer of (A) an amount equal to Eleven Million Eight Hundred
Twelve Thousand Five Hundred Dollars ($11,812,500) (the "Liquidated Damage Amount") and (B) the Emmis Entities’
reasonable attorney fees and other costs of collection incurred by the Emmis Entities in enforcing their right to recover the Liquidated Damage Amount (such fees and other costs herein referred to as the "Emmis Entities’ Enforcement Costs").
The Emmis Entities shall be entitled to collect a portion of the Liquidated Damage Amount by receiving a disbursement of the Earnest Money held by the Escrow Agent pursuant to the Escrow Agreement, and Buyer and the Emmis Entities shall cooperate in taking such action as required under the Escrow Agreement to effect the Escrow Agent’s distribution of the
Earnest Money to the Emmis Entities.  The Emmis Entities shall also be entitled to pursue any other remedy available to the Emmis Entities at law or in equity to recover the entire Liquidated Damage Amount and Emmis Entities’ Enforcement
Costs, provided that the total monetary damages (including any amount received from the Escrow Agent under the Escrow
Agreement) to which the Emmis Entities shall be entitled shall not exceed the sum of the Liquidated Damage Amount plus the Emmis Entities’ Enforcement Costs.  BUYER ACKNOWLEDGES AND AGREES THAT THE EMMIS ENTITIES’ RECEIPT OF THE LIQUIDATED
DAMAGE AMOUNT SHALL CONSTITUTE PAYMENT OF LIQUIDATED DAMAGES HEREUNDER AND NOT A PENALTY AND THAT THE  LIQUIDATED DAMAGE
AMOUNT IS REASONABLE IN LIGHT OF THE SUBSTANTIAL BUT INDETERMINATE HARM ANTICIPATED TO BE CAUSED BY BUYER’S MATERIAL
BREACH OR DEFAULT UNDER THIS AGREEMENT, THE DIFFICULTY OF PROOF OF LOSS AND DAMAGES, THE INCONVENIENCE AND
NON-FEASIBILITY OF OTHERWISE OBTAINING AN ADEQUATE REMEDY, AND THE VALUE OF THE TRANSACTIONS TO BE CONSUMMATED HEREUNDER.

Section 10.3.     Termination Notice.  Each notice given by a party pursuant to Section 10.1(a) to terminate this
                                                                                ---------------
Agreement shall specify the Subsection of Section 10.1(a)      pursuant to which the notice is given.  If at the time a
                                          --------------------
party gives a termination notice, the party is entitled to give the notice pursuant to more than one Subsection of
Section 10.1(a), the Subsection pursuant to which the notice is given and termination is effected shall be deemed to be
---------------
the Subsection specified in the notice provided that the party giving the notice is at such time entitled to terminate this Agreement pursuant to the specified Subsection.

ARTICLE XI

                                                    GENERAL PROVISIONS

Section 11.1.     Survival of Representations, Warranties and Obligations.  All representations, warranties, covenants and
                  -------------------------------------------------------
obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this
Agreement; provided, however, that, except as otherwise provided in Article IX, the representations and warranties
           --------  -------                                        ----------
contained in Articles III and IV of this Agreement shall terminate eighteen (18) months after the Closing Date.  Except
             ------------     --
as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained in
Article III or IV after the date on which such representations and warranties terminate as provided in this Agreement.
-----------    --

Section 11.2.     Confidential Nature of Information.  Each party agrees that it will treat in confidence all documents,
                  ----------------------------------
materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith.  Without limiting the right of either party to pursue all other legal and equitable rights available to it for violation of this
Section 11.2 by the other party, it is agreed that other remedies cannot fully compensate the aggrieved party for such a
------------
violation of this Section 11.2 and that the aggrieved party shall be entitled to injunctive relief to prevent a violation
                  ------------
or continuing violation hereof.

Section 11.3.     Governing Law.  This Agreement and the transactions contemplated hereby shall be governed by and
                  -------------
construed in accordance with the laws of the State of New York without reference to its choice of law rules.

Section 11.4.     Notices.  All notices or other communications required or permitted hereunder shall be in writing and
                  -------
shall be deemed given or delivered when delivered personally or by messenger or 72 hours after having been sent by registered or certified mail or when delivered by private courier addressed as follows:

If to Emmis Radio or Emmis License:

                  c/o Emmis Communications Corporation
                  One Emmis Plaza
                  40 Monument Circle, Suite 700
                  Indianapolis, Indiana  46204
                  Attention:  Jeffrey H. Smulyan, Chairman
                  Attention:  J. Scott Enright, Esq.

                  With a copy to:

                  Emmis Communications Corporation
                  15821 Ventura Boulevard, Suite 685
                  Encino, California  91436
                  Attention:  Gary Kaseff, Esq.

                  and

                  Bose McKinney & Evans LLP
                  135 N. Pennsylvania Street, Suite 2700
                  Indianapolis, Indiana  46204
                  Attention:  David L. Wills

                  If to Buyer, to:

                  Entravision Communications Corporation
                  2425 Olympic Boulevard, Suite 6000 West
                  Santa Monica, California 90404
                  Attention:  Walter F. Ulloa

                  with a copy to:

                  Entravision Communications Corporation
                  2425 Olympic Boulevard, Suite 6000 West
                  Santa Monica, California 90404
                  Attention:  Michael G. Rowles, Esq.

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

Section 11.5.     Successors and Assigns.
                  ----------------------

(a)      The rights of any party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other parties hereto; provided, however, that the Emmis Entities acknowledge and agree
                                                         --------  -------
that the Emmis Denver FCC Authorizations shall be held in the name of Entravision Holdings, LLC, a wholly-owned subsidiary of Buyer, and that the FCC applications filed by the parties pursuant to Section 5.3(a) shall reflect
                                                                                    --------------
Entravision Holdings, LLC as the assignee.

(b)      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties and successors and assigns permitted by this Section 11.5 any right, remedy or claim under
                                                                           ------------
or by reason of this Agreement.

Section 11.6.     Access to Records after Closing.  For a period of six years after the Closing Date, the Emmis Entities
                  -------------------------------
and their representatives shall have reasonable access to all of the books and records of the Business transferred to
Buyer hereunder to the extent that such access may reasonably be required by the Emmis Entities in connection with matters relating to or affected by the operations of the Business prior to the Closing Date.  Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours.  The Emmis Entities shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 11.6.  If Buyer shall desire to
                                                                                ------------
dispose of any of such books and records prior to the expiration of such six-year period, it shall, prior to such disposition, give the Emmis Entities a reasonable opportunity, at the Emmis Entities’ expense, to segregate and remove such books and records as the other party may select.

                  For a period of six years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Business which the Emmis Entities or any of their Affiliates may retain after the Closing Date.  Such access shall be afforded by the Emmis Entities and their Affiliates upon receipt of reasonable advance notice and during normal business hours.  Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 11.6.  If the Emmis Entities or any of their Affiliates shall desire to dispose
                                ------------
of any of such books and records prior to the expiration of such six-year period, the Emmis Entities shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer’s expense, to segregate and remove such books and records as the other party may select.

Section 11.7.     Entire Agreement; Amendments.  This Agreement, the Exhibits and Schedules referred to herein, and the
                  ----------------------------
other documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or intents between or among any of the parties hereto.  The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement.

Section 11.8.     Interpretation.  Article titles and headings to sections herein are inserted for convenience of
                  --------------
reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The
Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

Section 11.9.     Waivers.  Any term or provision of this Agreement may be waived, or the time for its performance may be
                  -------
extended, by the party or parties entitled to the benefit thereof.  The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 11.10.    Expenses.  Except as otherwise expressly provided herein, each of the Emmis Entities and Buyer will pay
                  --------
all of its own respective costs and expenses incident to its negotiation and preparation of this Agreement, and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

Section 11.11.    Partial Invalidity.  Wherever possible, each provision hereof shall be interpreted in such manner as to
                  ------------------
be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

Section 11.12.    Execution in Counterparts.  This Agreement may be executed in one or more counterparts, each of which
                  -------------------------
shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to each of the Emmis
Entities and Buyer.

Section 11.13.    Disclaimer of Warranties.  Neither Emmis Entity makes any representations or warranties with respect to
                  ------------------------
any projections, forecasts or forward-looking information provided to Buyer.  There is no assurance that any projected or forecasted results will be achieved.  EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES
IN THIS AGREEMENT AND THE CERTIFICATES DELIVERED BY EMMIS RADIO AND EMMIS LICENSE PURSUANT TO SECTION 2.7, THE EMMIS
                                                                                              -----------
ENTITIES ARE SELLING THE BUSINESS AND THE PURCHASED ASSETS ON AN “AS IS, WHERE IS” BASIS AND THE EMMIS ENTITIES DISCLAIM
ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTIES WHETHER EXPRESS OR IMPLIED.  THE EMMIS ENTITIES MAKE NO
REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES
WHATSOEVER.  Buyer acknowledges that neither Emmis Entity nor any of its representatives, Affiliates or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts, summaries or schedules heretofore made available to Buyer, its representatives or Affiliates, or any other information which is not included in this Agreement or the Schedules hereto, and neither Emmis Entity nor its representatives or
Affiliates nor any other Person will have or be subject to any liability to Buyer, any Affiliate of Buyer or any other
Person resulting from the distribution of any such information to, or use of any such information by, Buyer, any
Affiliate of Buyer or any of their agents, consultants, accountants, counsel or other representatives.

Section 11.14.    Risk of Loss; Damage to Facilities.  The risk of loss or damage to the Purchased Assets shall be on the
                  ----------------------------------
Emmis Entities prior to the Closing Date and thereafter shall be on Buyer.  Notwithstanding anything in this Agreement to the contrary, if any of the Purchased Assets is damaged or destroyed prior to the Closing Date (any such event being referred to as an “Event of Loss”) and such Event of Loss shall materially affect the operations of the Station, and repair or replacement cannot be accomplished by the scheduled Closing Date but can be accomplished within 60 days after that date, the Emmis Entities may postpone the Closing Date for that 60-day period in order to undertake such repair or replacement; if, however, the repair or replacement cannot be accomplished within that 60-day period, Buyer may elect by written notice to Emmis Radio within 20 days after Buyer has received notice that any Event of Loss has occurred:

                  (i)  to consummate the Closing on the scheduled Closing Date and accept all the Purchased Assets as is, in which event the Emmis Entities shall assign to Buyer at the Closing all of their rights under any insurance policies and to all insurance proceeds covering that Event of Loss (less amounts due to the assigning party for repairs or replacements of the property prior to the Closing); or
                  (ii)  to terminate this Agreement without liability on the part of the Emmis Entities or Buyer.

                                       [REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                                              EMMIS RADIO CORPORATION

                                                              By:  /s/ J. Scott Enright_______________
                                                                   --------------------
                                                                      J. Scott Enright, Vice President

                                                              EMMIS RADIO LICENSE CORPORATION

                                                              By:  /s/ Gary Kaseff___________________
                                                                   ---------------
                                                                      Gary Kaseff, Executive Vice President

                                                              ENTRAVISION COMMUNICATIONS CORPORATION

                                                              By:  /s/ Walter F. Ulloa_________________
                                                                   -------------------
                                                                      Walter F. Ulloa, Chairman and CEO